Stradley Ronon Stevens & Young, LLP 2000 K Street, N.W. Suite 700 Washington, DC 20006 T: 202.822.9611 stradley.com

October 22, 2026

Forum Funds II

190 Middle Street, Suite 101

Portland, Maine 04101

Subject:	Forum Funds II, a Delaware statutory trust (the “Trust”) - Post-Effective Amendment No. 186, Amendment No. 188 to Registration Statement on Form N-1A, to be filed under the Securities Act of 1933 and the Investment Company Act of 1940, each as amended (the “Post-Effective Amendment”)

Ladies and Gentlemen:

This opinion is given in connection with the filing of the above-referenced Post-Effective Amendment relating to an unlimited amount of authorized shares of beneficial interest, no par value, of Acuitas US Microcap Fund, a series of the Trust.

In connection with this opinion, we have examined: (i) a copy of the Trust’s Certificate of Trust, as filed with the Secretary of State of the State of Delaware on July 30, 2012; (ii) the Trust Instrument, amended and restated on September 19, 2013; (iii) a Good Standing Certificate, dated October 22, 2026, from the Secretary of State of the State of Delaware; and (v) various other pertinent proceedings of the Board of Trustees of the Trust (the “Board”) as well as other documents and items we deem material to this opinion.

The Trust Instrument is authorized by the Certificate of Trust to issue an unlimited number of shares of beneficial interest, all without par value. The Certificate of Trust authorizes the Trust Instrument to designate any additional series and to allocate shares to separate series and to divide shares of any series into two or more classes and to issue classes of any series.

The Trust has filed with the U.S. Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act of 1940, as amended (the “1940 Act”).

You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust’s usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

The following opinion is limited to the federal securities laws of the United States and the Delaware Statutory Trust Act governing the issuance of shares of the Trust only and does not extend to other securities or “Blue Sky” laws or to other laws.

A Pennsylvania Limited Liability Partnership

Forum Funds II

October 22, 2025

Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting statutory trust in good standing under the laws of its state of formation, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the series of the Trust have been duly authorized, and when issued for the consideration set by the Board pursuant to the Certificate of Trust and as described in this Post-Effective Amendment, and subject to compliance with Rule 24f-2, will be validly issued, fully-paid, and non-assessable shares, and the holders of such shares will have all of the rights provided for with respect to such holdings by the Certificate of Trust and the laws of the State of Delaware.

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust along with any amendments thereto, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, and we further consent to references in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,
STRADLEY RONON STEVENS & YOUNG, LLP

BY:	/s/Cillian Lynch
Cillian Lynch, a Partner

CC:	Christopher Zimmerman

Zachary Tackett

A Pennsylvania Limited Liability Partnership